Exhibit 99.2

Jet.AI to Ring the Nasdaq Opening Bell on Friday, August 11, 2023, at 9:30 AM EST

LAS VEGAS, August 10, 2023 (GLOBE NEWSWIRE) — Oxbridge Acquisition Corp (NASDAQ: OXAC)(“Oxbridge”) and Jet Token Inc. d/b/a Jet.AI (“Jet.AI” or the “Company”), an innovative private aviation and artificial intelligence (“AI”) company, today announced that its Founder and Chairman, Mike Winston, will ring the opening bell of the Nasdaq Stock Market on Friday, August 11, 2023, at 9:30 AM Eastern Time, in connection with the closing of its previously announced business combination with Oxbridge. He will be accompanied by the Company’s senior management team and Board of Directors. Oxbridge has been redomiciled as a Delaware company and has changed its name to “Jet.AI Inc.” Oxbridge’s securities will no longer trade under the symbols “OXAC,” “OXACW” and “OXACU,” and instead the Company’s common stock, warrants and merger consideration warrants will trade on the Nasdaq Stock Market under the symbols “JTAI,” “JTAIW” and “JTAIZ,” respectively.

“We are honored to ring the Nasdaq opening bell on August 11th as we deliver on our commitment to create value for the company’s 32,000 shareholders,” said Mike Winston. “I’d like to express my sincere gratitude to our shareholders, employees, customers, and partners on this extraordinary day.”

The opening bell ceremony will be broadcasted live from the Nasdaq MarketSite Tower in New York City, New York at 9:30 AM Eastern Time. To view the broadcast, please click here. Videos and photos during and following the ceremony will be shared on Nasdaq’s social media channels on: Facebook, Instagram, and Twitter.

Advisors:

Maxim Group LLC served as lead capital markets advisor to Oxbridge Acquisition Corp. and Dykema Gossett PLLC served as legal counsel to Oxbridge Acquisition Corp. Fox Rothschild LLP served as legal counsel to Jet Token Inc.

About Oxbridge Acquisition Corp.:

Oxbridge was a Cayman Islands-exempted, Cayman Islands-based blank check company incorporated in 2021 and was managed by executive officers of Oxbridge Re Holdings Limited (NASDAQ: OXBR), the founding and leading investor in the sponsor of Oxbridge. The company was formed with the purpose of entering into a merger in the field of artificial intelligence, blockchain technology and insurance technology, and whose ordinary shares, units and warrants were traded on the Nasdaq Capital Markets under tickers “OXAC”, “OXACU” and “OXACW”, respectively.

About Jet.AI:

Jet.AI operates in two segments, Software and Aviation, respectively. The Software segment features the B2C CharterGPT app and the B2B Jet.AI Operator platform. The CharterGPT app uses natural language processing and machine learning to improve the private jet booking experience. The Jet.AI operator platform offers a suite of stand-alone software products to enable FAA Part 135 charter providers to add revenue, maximize efficiency, and reduce environmental impact. The Aviation segment features jet aircraft fractions, jet card, on-fleet charter, management, and buyer’s brokerage. Jet.AI is an official partner of the Las Vegas Golden Knights, 2023 NHL Stanley Cup® champions. The Company was founded in 2018 and is based in Las Vegas, NV and San Francisco, CA.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, the risks and uncertainties indicated from time to time in the Company’s filings with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contacts:

For Oxbridge

Jay Madhu

CEO & Chairman of the Board

813-263-507

Jmadhu@oxbridgeaq.com

Contacts:

For Jet.AI

Gateway Group, Inc.

949-574-3860

Jet.AI@gateway-grp.com